EXHIBIT 10.1: LETTER OF AGREEMENT BETWEEN PAYCHEX, INC. AND ROBERT W. BAIRD CO. INCORPORATED DATED JULY 22, 2014

July 22, 2014

Mr. Efrain Rivera
Chief Financial Officer, Senior Vice President and Treasurer
Paychex, Inc.
911 Panorama Trail South
Rochester, NY 14626-2396
Dear Mr. Rivera ,

This will confirm the understanding between Robert W. Baird & Co. Incorporated ("Broker") and Paychex, Inc. (the “Purchaser”) pursuant to which Broker has been appointed by Purchaser as the agent to repurchase, on the behalf of the Purchaser, shares of the Purchaser’s outstanding common stock (the "Securities") in accordance with the following terms and conditions:

1.     The term of this Agreement shall continue until the earlier of the expiration of the program or the termination of this Agreement as provided in this Paragraph 1. This Agreement may be terminated at any time, with or without cause, by either party with written notice to the other party at least five (5) days prior to the effective date for such termination. Notwithstanding any termination of this Agreement, the Purchaser shall be solely responsible to Broker for any purchases properly made by Broker under the program prior to the Purchaser’s issuance of any such written notice of termination.

2.    Purchaser agrees to effect all purchases pursuant to Rule 10b-18 from or through only one broker or dealer on any single day, subject to the exemption set forth in Rule 10b-18(b)(1)(i). Purchases made by Broker shall be made in accordance with Rule 10b-18. Purchases made by Broker shall be made in the open market or through privately negotiated block transactions, pursuant to the instructions provided by Purchaser. Notification as to periods when no market purchases may be made, whether for earnings release window or for other reasons, will be communicated by the Purchaser to Broker.

3.    Broker shall provide confirmations of each purchase of Securities to the Purchaser and to such other persons or agents of the Purchaser as the Purchaser shall designate in writing.

4.     Payment for those Securities purchased in accordance with this Agreement shall be made by the Purchaser within three (3) business days after the purchase. Purchased Securities will be held or delivered in accordance with instructions to be furnished by the Purchaser.

5.    For the services provided in this Agreement, the Purchaser agrees to pay to Broker a fee of $0.02 per share for Securities purchased pursuant to the terms of this Agreement.

6.    The Purchaser represents and warrants to Broker that (i) this Agreement and the transactions contemplated herein have been duly authorized by the Purchaser; (ii) this Agreement is the valid and binding agreement of the Purchaser, enforceable in accordance with its terms; (iii) Purchaser is a U.S. entity that is not subject to Form 1099 reporting and backup withholding (Purchaser has provided a copy of Form W-9 to Broker); (iv) the Purchaser’s performance of its obligations under this Agreement does not violate any law, rule, regulation, order, judgment or decree applicable to the Purchaser or conflict with or result in a breach of or constitute a default under any agreement or instrument to which the Purchaser is a party or by which it or any of its property is bound or its articles or certificate of incorporation or bylaws; and (v) no governmental, administrative or official consent, approval, authorization, notice or filing is required to be obtained or made by the Purchaser for its performance of the transactions contemplated herein.

7.    The Purchaser has authorized the following persons, including their designees, to issue instructions to Broker regarding this Program:

Efrain Rivera, Chief Financial Officer, Senior Vice President and Treasurer

Martin Mucci, President, Chief Executive Officer and Director

8.    This Agreement and the performance by Broker (including any of its parents and affiliates) of any obligations and directives hereunder are the Purchaser’s confidential information and may not be used, discussed, shared, or otherwise disclosed without the express written authorization of the Purchaser.

Sincerely,

Robert W. Baird & Co.
By: /s/ John Roesner, Managing Director
John Roesner, Managing Director
Accepted and agreed to:
PAYCHEX, INC.
By: /s/ Efrain Rivera
Title: CFO